UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 8, 2009
(Date of earliest event reported)

TELIPHONE CORP.
(Exact name of registrant as specified in its charter)

NEVADA	333-128986	84-1491673
State of incorporation	Commission File Number	IRS Employer Identification Number

194 St-Paul St. West, Suite 303
Montreal, Quebec
Canada H2Y 1Z8

(Address of principal executive offices)

Tel: 514-313-6010

(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service
Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Esq.
Attorney at Law
1224 Washington Avenue
Miami Beach, FL  33139

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Item 8.01.  Other Events.

On May 8, 2009, Teliphone Corp.  entered into a customer assignment agreement with 9191-4200 Quebec Inc. in order to have customer contracts assigned to it from Orion Communications Inc. (“Agreement”).  The details and terms and conditions of the assignment are disclosed in the Assignment Agreement attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)           10.1           Assignment Agreement for customer assignment from Orion Communications Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIPHONE CORP.

DATE: May 8, 2009	By:	/s/ George Metrakos
George Metrakos Chief Executive Officer

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